UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2005

Polaris Industries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-11411	41-1790959
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2100 Highway 55, Medina, Minnesota		55340
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-542-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2005, Polaris Industries Inc. (the "Company"), entered into an amendment (the "First Amendment") to its Five-Year Revolving Credit Agreement, dated as of June 25, 2004, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent and issuing lender, U.S. Bank N.A., as syndication agent, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, as documentation agent, and other lenders identified therein (the "Facility"). The First Amendment provides for borrowings in currencies other than U.S. Dollars and revises certain non-financial covenants.

Except as noted above, all other terms of the Facility, including but not limited to, the applicable interest rates, maturity date, financial covenants and conditions to borrowing, remain in full force and effect.

Item 2.02 Results of Operations and Financial Condition.

On July 14, 2005, the Company issued a news release announcing the Company’s second quarter financial results for the reporting period ended June 30, 2005. A copy of the Company’s news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. On July 14, 2005, the Company also hosted its quarterly earnings conference call, which was accessible to the public. A recording of the conference call will be available through the end of the business day on July 21, 2005 by dialing 800-642-1687 in the U.S. or 706-645-9291 for Canada and international calls and entering passcode 7234503, and on the Company’s website, www.polarisindustries.com.

The information contained in this report is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polaris Industries Inc.

July 14, 2005	By:	/s/ Michael W. Malone

Name: Michael W. Malone
Title: Vice President-Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

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Exhibit Index

Exhibit No.	Description

99.1	News Release dated July 14, 2005 of Polaris Industries Inc.